Exhibit 15

                           ROBERT N. CLEMONS, CPA, PA
                                   PO BOX 1670
                           DELAND, FLORIDA 32721-1670

To The Board of Directors
Cornerstone Ministries Investments, Inc.

I am aware of the use of my report on unaudited interim financial information dated August 27, 2003 in the prospectus for Cornerstone Ministries Investments, Inc. in its registration statement on Form SB-2.


    S/ ROBERT N. CLEMONS, CPA, PA                             October 29, 2003
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      Robert N. Clemons, CPA, PA